                                  Exhibit 11.1

                                 SONIC SOLUTIONS
                STATEMENT RE: COMPUTATION OF PER SHARE AMOUNTS

                     Quarter Ended June 30, 1996 and 1997
              (in thousands, except per share amounts-unaudited)


                                                                      Quarter Ended June 30,
                                                                      ----------------------
                                                                       1996           1997
                                                                       ----           ----
    Netloss.....................................................     ($2,349)         ($405)
                                                                     =======          =====

    Weighted average number of common shares outstanding........       7,503          7,596
                                                                     -------          -----

           Shares used in per share calculation.................       7,503          7,596
                                                                     =======          =====

    Net loss per share..........................................      ($0.31)         (0.05)
                                                                     =======          =====